CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Horizon Funds of our reports dated November 17, 2022, relating to the financial statements and financial highlights, which appears in Vanguard Strategic Equity Fund and Vanguard Strategic Small-Cap Equity Fund’s Annual Reports on Form-NCSR for the year ended September 30, 2022, and of our reports dated November 18, 2022, relating to the financial statements and financial highlights, which appear in Vanguard Capital Opportunity Fund, Vanguard Global Equity Fund and Vanguard International Core Stock Fund’s Annual Reports on Form N-CSR for the year or period ended September 30, 2022. We also consent to the references to us under the heading “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 26, 2023